Exhibit 99.1

Tastemaker Acquisition Corp. Announces Pricing of Upsized $240 Million Initial Public Offering

NEW YORK, Jan. 08, 2021 (GLOBE NEWSWIRE) — Tastemaker Acquisition Corp. (the “Company”), a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its upsized initial public offering of 24,000,000 units at an initial public offering price of $10.00 per unit. The units will be listed on The Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “TMKRU” beginning on January 8, 2021. Each unit consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “TMKR” and “TMKRW,” respectively.

Stifel is acting as sole book-running manager for the offering. The Company has granted Stifel a 45-day option to purchase up to an additional 3,600,000 units at the initial public offering price, to cover over-allotments, if any.

The registration statements relating to the securities became effective on January 7, 2021. The offering is being made only by means of a prospectus. When available, copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Stifel, Nicolaus & Company, Incorporated, 1 South Street, 15th Floor, Baltimore, Maryland 21202, Attn: Prospectus Department, or by emailing syndprospectus@stifel.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is expected to close on January 12, 2021, subject to satisfaction of customary closing conditions.

About Tastemaker Acquisition Corp.,

Tastemaker Acquisition Corp., led by David Pace, Co-Chief Executive Officer; Andrew Pforzheimer, Co-Chief Executive Officer; Gregory Golkin, President; and Christopher Bradley, Chief Financial Officer, is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any stage of its corporate evolution or in any industry, sector or geographic location, we intend to focus our search for a target business operating in the restaurant, hospitality and related technology and service sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the completion of the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Relations:

Keil Decker

ICR

(646) 677-1854

tastemaker@icrinc.com

Investor Contact:

Raphael Gross

ICR

(203) 682-8253

tastemaker@icrinc.com